                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 22, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Mobile Telecommunication Technologies Corp., a Delaware corporation (the "Company"), will be held at the Capital Club, 125 South Congress Street, Capital Towers Building, 19th Floor, Jackson, Mississippi 39201 on May 22, 1997 at 3:00 P. M., Central Daylight Savings Time, for the following purposes:

  (1) To elect three Directors to serve for a three-year term expiring at the 2000 Annual Meeting of Stockholders; and

  (2) To consider and take action upon any other matters that may properly come before the 1997 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Leonard G. Kriss
                                          ----------------------------------
                                          Leonard G. Kriss
                                          Secretary

Jackson, Mississippi
April 16, 1997

             IF YOU CANNOT BE PRESENT IN PERSON, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                            200 SOUTH LAMAR STREET
                                  MTEL CENTRE
                                SOUTH BUILDING
                          JACKSON, MISSISSIPPI 39201

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Mobile Telecommunication Technologies Corp. (the "Company") in connection with the 1997 Annual Meeting of Stockholders to be held at the Capital Club, 125 South Congress Street, Capital Towers Building, 19th Floor, Jackson, Mississippi 39201 on May 22, 1997 at 3:00 P.M., Central Daylight Savings Time, or any adjournment thereof. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders of the Company on or about April 18, 1997.

  Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on April 11, 1997 will be entitled to vote at the 1997 Annual Meeting or any adjournment thereof, and each holder of record of Common Stock on such date will be entitled to one vote for each share held. As of April 11, 1997, there were 54,457,855 shares of the Company's Common Stock outstanding.

  Shares of Common Stock cannot be voted at the 1997 Annual Meeting unless the beneficial owner is present or represented by proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Leonard G. Kriss, Senior Vice President, General Counsel and Secretary, at the address shown above, or by executing and delivering prior to the 1997 Annual Meeting a proxy bearing a later date. Any stockholder who attends the 1997 Annual Meeting may revoke the proxy by voting his or her shares of Common Stock in person.

  All properly executed proxies, unless previously revoked, will be voted at the 1997 Annual Meeting or any adjournment thereof in accordance with the directions given. With respect to the election of three Directors to serve until the 2000 Annual Meeting, stockholders of the Company voting by proxy may vote in favor of all nominees, may withhold their vote for all nominees or may withhold their vote as to any individual nominee. If no specific instructions are given, shares of Common Stock represented by a properly executed proxy will be voted FOR all nominees for election as Directors, and in the discretion of the persons named therein as proxies on all other matters that may be brought before the 1997 Annual Meeting or any adjournment thereof.

  A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the 1997 Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the 1997 Annual Meeting. The three nominees for election as Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the 1997 Annual Meeting. Abstentions and non-votes will have no effect on the outcome of the voting to elect the Directors. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 1, 1997 certain information with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, the only class of voting securities currently outstanding, as well as information with respect to the Company's Common Stock owned beneficially by each Director of the Company, each Executive Officer named in the Summary Compensation Table on page 9, and by all Directors and Executive Officers of the Company as a group. Certain information set forth in the table is based upon information contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           NAME AND ADDRESS OF            AMOUNT OF BENEFICIAL   APPROXIMATE
            BENEFICIAL OWNER                  OWNERSHIP(1)     PERCENT OF CLASS
           -------------------            -------------------- ----------------
John N. Palmer...........................      2,151,616(2)          3.95%
John T. Stupka...........................         15,421(3)             *
Haley Barbour............................         52,690                *
Thomas G. Barksdale......................         83,000(4)             *
Jai P. Bhagat............................        569,302(5)             *
Gregory B. Maffei........................         38,330(6)             *
R. Faser Triplett........................        352,934(7)             *
R. Gerald Turner.........................          6,400                *
E. Lee Walker............................        100,000(8)             *
John E. Welsh III........................        456,685(9)             *
Robert Kaiser............................          6,168(10)            *
Leonard G. Kriss.........................        136,249(11)            *
Calvin C. LaRoche........................        122,080(12)            *
All Directors and Executive Officers of
 the Company as a Group
 (19 persons)............................      4,357,912(13)          8.0%

--------
*  Less than 1%
(1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) Includes 1,431,840 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Palmer upon the exercise of options. Also includes 87,905 shares of Common Stock obtainable upon conversion of the Company's Series C 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock.
(3) Includes 421 shares of Common Stock held by Mr. Stupka in the Company's
    (S) 401(k) Employee Retirement Plan and Trust (the "401(k) Plan").
(4) Includes 80,000 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Barksdale upon the exercise of options.
(5) Includes 469,250 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Bhagat upon the exercise of options. Also includes 29,302 shares of Common Stock obtainable upon conversion of the Company's Series C 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock.
(6) Includes 33,330 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Maffei upon the exercise of options. Shares of Common Stock shown as beneficially owned by Mr. Maffei do not include 3,254,720 shares of Common Stock beneficiary owned by Microsoft Corporation (which includes 1,499,720 shares of Common Stock issuable upon conversion of the Company's Series A 7.5% Cumulative Convertible Accruing Pay-In-Kind Proferred Stock beneficially owned by Microsoft Corporation).

(7) Includes 70,000 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Dr. Triplett upon the exercise of options. Also includes 64,132 shares of Common Stock owned by the Mississippi Asthma and Allergy Clinic, P.A. Trust as to which Dr. Triplett may be deemed to share voting power and 5,200 shares of Common Stock held by Dr. Triplett's wife, as to which Dr. Triplett may be deemed to share dispositive power. Also includes 29,302 shares of Common Stock obtainable upon conversion of the Company's Series C 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock beneficially owned by OMC Realty Corporation Profit Sharing Plan and Trust as to which Dr. Triplett may be deemed to share voting and dispositive power.
(8) Represents 35,000 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Walker upon the exercise of options.
(9) Includes 493 shares of Common Stock held for Mr. Welsh in the 401(k) Plan and 416,250 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Welsh upon the exercise of options.
(10) Includes 4,728 shares of Common Stock held for Mr. Kaiser in the 401(k)
     Plan.
(11) Represents 136,249 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. Kriss upon the exercise of options.
(12) Represents 122,080 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by Mr. LaRoche upon the exercise of options.
(13) Includes 8,818 shares of Common Stock held for certain Executive Officers of the Company in the 401(k) Plan and 2,999,169 shares of Common Stock obtainable as of April 1, 1997 or within 60 days thereof by all current Directors and Executive Officers of the Company upon the exercise of options. Also includes 146,905 shares of Common Stock obtainable upon conversion of the Company's Series C 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock and beneficially owned by Messrs. Palmer and Bhagat and Dr. Triplett.

  Section 16(a) of the Exchange Act requires the Company's Directors, Executive Officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, Executive Officers and greater than 10% beneficial owners are required by Commission rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and Executive Officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and Executive Officers were complied with during the year ended December 31, 1996.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 9 shall not be incorporated by reference into any of such filings.

  The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation.

  OVERVIEW AND OBJECTIVES. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors which is comprised of Mr. Walker and Dr. Triplett, neither of whom serves as an officer or employee of the Company. The Compensation Committee has been delegated the authority by the Board of Directors to make determinations regarding the compensation of the Company's Executive Officers and to review the compensation paid to other management personnel. The Compensation Committee has also been delegated responsibility for administering the Company's compensation plans, including the 1988 and 1990 Executive Incentive Plans, as well as the Company's Short-Term Management Incentive Plan and Long-Term Management Incentive Plan. In discharging its responsibilities generally and in administering the Company's compensation plans in particular, the Compensation Committee's overall objectives are to (i) attract and retain the best possible executive talent, (ii) motivate executives to achieve the Company's performance goals and strategic objectives and (iii) link management and stockholder interests through appropriate equity based plans.

  COMPENSATION STRUCTURE GENERALLY. The key elements of the Company's executive compensation program generally consist of base salary, annual cash bonus, stock options and long-term incentive compensation. Base salaries were initially determined primarily by evaluating the responsibilities of the position held by and the experience of each Executive Officer. The annual base salaries of certain of the Company's Executive Officers (including those named in the Summary Compensation Table on page 9) are the subject of employment agreements. These employment agreements provide for annual cost of living adjustments to the base salary, in some cases after fixed increases during the initial years of such employment agreements, although the Compensation Committee has the discretion to approve base salary increases in lieu of such cost of living adjustments based upon an assessment of the responsibilities and performance of such Executive Officers. See "Employment Agreements."

  Annual cash bonuses, if earned, have generally been awarded to Executive Officers of the Company and other management personnel of the Company and its subsidiaries pursuant to the Company's Short-Term Management Incentive Plan (the "STIP"). The Compensation Committee may also authorize cash bonuses outside of the STIP to officers and employees of the Company and its subsidiaries, including officers and employees selected to participate in the STIP.

  The Compensation Committee believes that equity ownership acquired through stock-based compensation programs is an appropriate method of aligning the interests of management with the interests of the Company's stockholders. As a result, stock options have been awarded by the Compensation Committee pursuant to the 1988 and 1990 Executive Incentive Plans from time to time in the discretion of the Compensation Committee to a wide range of personnel in the Company, including Executive Officers, as a means of attracting and retaining such personnel, rewarding achievement and providing an incentive for future performance.

  The Company's Long-Term Management Incentive Plan (the "LTIP") seeks to enhance corporate performance and, ultimately, stockholder value, by linking compensation for certain senior management personnel participating in the LTIP to specific performance criteria based on the total return to stockholders on the Company's Common Stock measured over a three-year performance cycle. The Compensation Committee believes that the LTIP aligns the interests of senior management with those of the Company's stockholders, and will enhance stockholder value by focusing senior management on long-term strategic objectives.

  The Compensation Committee is mindful of the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility of certain executive compensation in excess of $1.0 million, but is also cognizant of the need to have the flexibility to exercise its judgment and discretion based on the facts and circumstances then existing so that compensation decisions are in the best interests of the Company and are fair to the affected executives. Since some types of compensation payments and their deductibility depend upon the timing of action by the executive (such as the exercise of stock options) and because interpretations of and changes in the tax laws as well as other factors beyond the Compensation Committee's control may also affect the deductibility of compensation, in certain instances a portion of the compensation paid by the Company may not meet the deductibility requirements of Section 162(m).

  SHORT-TERM MANAGEMENT INCENTIVE PLAN. The STIP generally provides for the payment of annual cash bonuses to Executive Officers of the Company and other management personnel of the Company and its subsidiaries selected for participation by the Compensation Committee based upon the achievement of specific corporate performance criteria. The Compensation Committee is also authorized to establish personal performance objectives for each participant in the STIP, as well as criteria based on the performance of a discrete business unit for which the participant has responsibility. Awards under the STIP are not generally earned unless all corporate performance criteria are achieved at predetermined levels established by the Compensation Committee, and the amount of awards under the STIP is based upon the level of achievement of the lowest achieved performance criterion. In 1996, the Compensation Committee determined that it was impracticable to adopt specific corporate performance criteria under the STIP in light of significant changes in the Company's senior management and changes to the Company's business plan. As a result, the Compensation Committee determined to base awards under the STIP for 1996 on an assessment of the individual performance of the Company's Executive Officers and other participants in the STIP. The Compensation Committee approved an award in the amount of $20,000 to each of the Company's Executive Officers, other than Messrs. Palmer, Stupka, Bhagat and Welsh, for the year ended December 31, 1996, and approved awards totalling approximately $474,000 for the year ended December 31, 1996 to all officers and employees of the Company and its subsidiaries participating in the STIP. The Compensation Committee has established specific corporate performance criteria under the STIP to determine eligibility for awards for the year ending December 31, 1997.

  LONG-TERM MANAGEMENT INCENTIVE PLAN. The LTIP provides for awards upon the achievement of certain performance criteria over a three-year performance cycle. Awards under the LTIP are earned if (a) the Company's total return to stockholders ("TRS") over the performance cycle exceeds the rate of return on a three-year United States Treasury Bill over the performance cycle, assuming such United States Treasury Bill had been purchased on the first day of the performance cycle, and (b) the Company's TRS meets or exceeds certain levels of the TRS for a group of companies in a telecommunications industry index selected by SIC code. The stated amount of awards under the LTIP at the threshold, target and maximum levels of achievement are calculated by multiplying a participant's average base salary (excluding bonuses) over the three-year performance cycle by 25%, 50% and 100%, respectively. The awards, if earned, are payable in cash, shares of Common Stock or options to purchase Common Stock, or any combination thereof, as the Compensation Committee, in its discretion, determines at the end of each performance cycle. No awards were earned under the LTIP for the 1994-1996 performance cycle. See "Long-Term Management Incentive Plan."

  CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Palmer, Chairman of the Board of the Company, served as the Company's Acting Chief Executive Officer from January 1, 1996 to August 1, 1996, at which time Mr. Stupka assumed the duties of President and Chief Executive Officer of the Company following his election by the Company's Board of Directors.

  Mr. Palmer's employment agreement, which initially became effective as of April 4, 1989 and was amended in 1995, provides for a base salary of $550,000, subject to an annual cost of living adjustment or such other increase as determined by the Compensation Committee. In 1996, the Compensation Committee determined to provide an approximate 5% increase in the annual base salary of all Executive Officers, including Mr. Palmer, in lieu of the cost of living adjustment. In addition, Mr. Palmer participated in the STIP and the LTIP on the same general terms as other Executive Officers of the Company. Mr. Palmer did not receive an award under the STIP for the year ended December 31, 1996 or an award under the LTIP for the 1994-1996 performance cycle. In addition, in 1996 the Compensation Committee granted Mr. Palmer options to purchase 15,000 shares of the Company's Common Stock at $15 per share, which options vest at a rate of 25% of the shares of Common Stock subject to such options on the first, second, third and fourth anniversaries of the date of grant.

  Mr. Stupka's employment agreement was effective as of August 1, 1996 and provides for an annual base salary of $400,000, subject to an annual cost of living adjustment or such other increase as determined by the Compensation Committee. Mr. Stupka's base salary was determined by the Compensation Committee after consultation with an executive recruiting firm, and took into account the base salaries of chief executive officers of companies in the telecommunications industry. In addition, Mr. Stupka was granted options to purchase 500,000 shares of the Company's Common Stock and awarded 62,500 shares of Common Stock pursuant to the 1990 Executive Incentive Plan in connection with his employment as President and Chief Executive Officer of the Company. The options and restricted stock granted to Mr. Stupka vest at the rate of 25% on each of the first, second, third and fourth anniversaries of the date of grant. Mr. Stupka also participated in the STIP and the LTIP on the same general terms as other Executive Officers of the Company. Mr. Stupka did not receive an award under the STIP for the year ended December 31, 1996 or an award under the LTIP for the 1994-1996 performance cycle.

  CONCLUSION. The Compensation Committee believes that the compensation program described above aligns the interests of the Company's Executive Officers, managers and other key employees with the interests of the Company's stockholders.

Respectfully submitted,

E. Lee Walker
R. Faser Triplett, M.D.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth for the years ended December 31, 1996, 1995 and 1994 the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the individuals who served as Chief Executive Officer of the Company during 1996 and to the five most highly compensated other Executive Officers of the Company who were Executive Officers as of December 31, 1996 in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                              --------------------------------
                                ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                              ------------------------------- ----------------------- --------
          (A)            (B)    (C)         (D)         (E)      (F)          (G)       (H)      (I)
                                                       OTHER                                     ALL
                                                      ANNUAL  RESTRICTED                        OTHER
                                                      COMPEN-   STOCK      SECURITIES   LTIP   COMPEN-
        NAME AND               SALARY      BONUS      SATION   AWARD(S)    UNDERLYING PAYOUTS  SATION
   PRINCIPAL POSITION    YEAR  ($)(1)     ($)(2)      ($)(3)     ($)       OPTIONS(#)  ($)(4)  ($)(5)
   ------------------    ---- --------    -------     ------- ----------   ---------- -------- -------
John N. Palmer(6)....... 1996 $578,007    $   -0-      $ --         --       15,000   $    -0- $ 8,352
 Chairman of the Board   1995  550,021     13,021        --         --      100,000    243,515  34,853
 and Former Acting Chief 1994  490,238     24,512        --         --          --         --   35,252
 Executive Officer
John T. Stupka(6)....... 1996  166,667        -0-        --    $750,000(7)  500,000        -0- $41,000
 President and Chief     1995      --         --         --         --          --         --      --
 Executive Officer       1994      --         --         --         --          --         --      --
Jai P. Bhagat........... 1996  368,007        -0-        --         --       15,000        -0-  11,146
 Vice Chairman           1995  350,013      8,286        --         --          --     154,964  17,119
                         1994  290,636     14,532        --         --      155,000        --   17,124
John E. Welsh III....... 1996  367,500        -0-        --         --       65,000        -0-   2,713
 Vice Chairman           1995  350,013      8,286        --         --       50,000    154,964   2,013
                         1994  300,000     45,000(8)     --         --      200,000        --      240
Robert Kaiser........... 1996   72,808(9)  20,000        --     321,875(7)  150,000        -0-   5,979
 Senior Vice President-- 1995      --         --         --         --          --         --
 Finance and Chief       1994      --         --         --         --          --         --
 Financial Officer
Leonard G. Kriss........ 1996  290,507     20,000        --         --       65,000        -0-   4,167
 Senior Vice President,  1995  260,010     61,156(8)     --         --       50,000    115,116   2,262
 General Counsel and     1994  233,445     36,813(8)     --         --          --         --    2,262
 Secretary
Calvin C. LaRoche....... 1996  250,000     20,000        --         --       15,000        -0-  23,579
 Senior Vice President   1995  226,675      6,271        --         --       50,000    100,417  15,075
                         1994  125,421    100,000(10)    --         --       85,000        --   14,580

--------
(1) See "Employment Agreements" below.
(2) During 1996, the Compensation Committee determined that in light of significant changes in the Company's senior management as well as changes in the Company's business plan, it was impracticable to adopt specific corporate performance criteria for awards under the STIP in 1996. As a result, awards paid under the STIP for the year ended December 31, 1996 were based on an assessment of individual performance of the participants in the STIP. See "Compensation Committee Report on Executive Compensation."
(3) The amount of "Other Annual Compensation" for 1996, 1995, and 1994 for each of the Executive Officers named in the table did not meet the threshold reporting requirements under the rules of the Commission.

(4) No awards were earned under the LTIP for the 1994-1996 performance cycle. The amounts reflected in the column entitled "LTIP Payouts" for 1995 represent the stated value of awards earned under the LTIP in respect of the 1993-1995 performance cycle which were determined by multiplying each Executive Officer's average base salary (excluding bonus) by 44.3%. The awards for the 1993-1995 performance cycle were paid in the form of stock options having an exercise price equal to the average closing price of the Company's Common Stock for the last 45 trading days during the year ended December 31, 1995. The number of shares of Common Stock subject to such options was determined by dividing the stated value of the award by such average closing price. See "Long-Term Management Incentive Plan."
(5) "All Other Compensation" includes the Company's contribution in the amount of $1,000 on behalf of each Executive Officer to the Section 401(k) Plan and premiums paid by the Company on behalf of such Executive Officers for life insurance. The term "All Other Compensation" also includes a $40,000 temporary living allowance paid to Mr. Stupka in connection with the relocation of his residence to Jackson, Mississippi. In addition, in the case of Messrs. Bhagat, Kaiser and LaRoche, "All Other Compensation" includes approximately $5,983, $2,946 and $14,330, respectively, which represents imputed interest with respect to unsecured, interest-free loans made by the Company in connection with the relocation of their residences. Messrs. Bhagat and LaRoche paid their loans in full in April 1996 and August 1996, respectively. See "Certain Transactions."
(6) Mr. Palmer, Chairman of the Board of the Company, served as Acting Chief Executive Officer of the Company from January 1, 1996 to August 1, 1996 at which time Mr. Stupka assumed the duties of President and Chief Executive Officer. The Company's employment agreement with Mr. Stupka provides for an annual base salary of $400,000 and the amount in the table for Mr. Stupka reflects base salary paid from August 1, 1996 to December 31, 1996. See "Employment Agreements"
(7) Reflects the value of 62,500 shares and 25,000 shares of Common Stock (determined, as required by the rules of the Commission, by multiplying the number of shares of Common Stock awarded by the closing market price on July 17, 1996 and August 15, 1996 the date of award) awarded to Messrs. Stupka and Kaiser in connection with their employment as President and Chief Executive Officer and Senior Vice President-Finance and Chief Financial Officer of the Company, respectively. As of December 30, 1996, the shares of Common Stock awarded to Messrs. Stupka and Kaiser had a value of $552,500 and $212,500, respectively, based on the closing price for the Common Stock on the NASDAQ Stock Market of $8.50 on such date. Such shares of Common Stock vest at the rate of 25% on each of the first, second, third and fourth anniversaries of the date of grant.
(8) Includes cash awards of $30,000 and $25,000 paid to Messrs. Welsh and Kriss, respectively, with respect to services rendered in 1994 and a cash award of $55,000 paid to Mr. Kriss with respect to services rendered in 1995, which represent special discretionary awards made by the Compensation Committee in recognition of significant contributions made by such individuals to the Company.
(9) Reflects base salary paid from August 15, 1996, the date Mr. Kaiser assumed the duties of Senior Vice President-Finance and Chief Financial Officer of the Company. The Company's employment agreement with Mr. Kaiser provided for an annual base salary of $215,000. See "Employment Agreements."
(10) Represents a one-time payment made to Mr. LaRoche in connection with the commencement of his employment as Senior Vice President of the Company.

STOCK OPTIONS

  The following table sets forth certain information with respect to stock options granted during the year ended December 31, 1996 pursuant to the Company's 1990 Executive Incentive Plan to the Executive Officers of the Company named in the Summary Compensation Table on page 9.

                             OPTION GRANTS IN 1996

          (A)                    (B)                 (C)             (D)         (E)         (F)
                         NUMBER OF SECURITIES % OF TOTAL OPTIONS EXERCISE OR              GRANT DATE
                          UNDERLYING OPTIONS      GRANTED TO         BASE     EXPIRATION   PRESENT
          NAME              GRANTED (#)(1)    EMPLOYEES IN 1996  PRICE ($/SH)    DATE    VALUE (2)(3)
          ----           -------------------- ------------------ ------------ ---------- ------------
John N. Palmer..........        15,000                1.2%          $15.00     3/27/06    $ 120,300
John T. Stupka..........       500,000               39.0%           12.00     7/17/06    3,215,000
Jai P. Bhagat...........        15,000                1.2%           15.00     3/27/06      120,300
John E. Welsh III.......        15,000                1.2%           15.00     3/27/06      120,300
John E. Welsh III.......        50,000                3.9%           15.00     5/16/06      401,000
Robert Kaiser...........       150,000               11.7%           12.00     7/17/06      964,500
Leonard G. Kriss........        15,000                1.2%           15.00     3/27/06      120,300
Leonard G. Kriss........        50,000                3.9%           15.00     5/16/06      401,000
Calvin C. LaRoche.......        15,000                1.2%           15.00     3/27/06      120,300

--------
(1) The stock options reflected in this table vest as to 25% of the shares of Common Stock covered thereby on the first, second, third and fourth anniversaries of the date of grant. The exercise price of all of the stock options reflected in this table is equal to the fair market value of the Common Stock on the date of grant. See "Change in Control Arrangements" for a description of the vesting provisions of stock options granted under the 1990 Executive Incentive Plan in the event of a change in control.
(2) The actual value, if any, that an Executive Officer may ultimately realize will depend on the excess of the stock price over the exercise price on the date the stock option is exercised. Therefore, there can be no assurance that the value realized by an Executive Officer upon actual exercise of the stock options granted in 1996 will be at or near the Grant Date Present Value indicated in the table.
(3) As required by the Commission's rules regarding the disclosure of executive compensation, the Company has used the Black-Scholes option pricing model to determine the Grant Date Present Value. The Company does not advocate or necessarily agree that the Black-Scholes option pricing model can determine with reasonable accuracy the value of such stock options. To the extent that the Grant Date Present Value of the stock options determined in accordance with the Black-Scholes option pricing model is achieved, the stockholders of the Company will also have benefitted from an increased stock price.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth certain information with respect to unexercised stock options held by the Executive Officers of the Company named in the Summary Compensation Table on page 9 as of December 31, 1996. No stock options were exercised by such Executive Officers during the year ended December 31, 1996.

                         FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                               OPTIONS AT FY-END (#)       AT FY-END ($)(1)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
John N. Palmer..............  1,341,660      48,340    $6,128,125      $--
John T. Stupka..............        --      500,000           --        --
Jai P. Bhagat...............    450,000      15,000     1,000,625       --
John E. Welsh III...........    283,330     181,670           --        --
Robert Kaiser...............        --      150,000           --        --
Leonard G. Kriss............    103,333      81,666           --        --
Calvin C. LaRoche...........    118,330      31,670           --        --

--------
(1) The amounts set forth in this column represent the difference between the closing price for the Common Stock on the NASDAQ Stock Market on December 30, 1996 ($8.50 per share) and the exercise price of in-the-money stock options.

LONG-TERM MANAGEMENT INCENTIVE PLAN

  The following table sets forth information concerning awards granted during the year ended December 31, 1996 under the Company's LTIP to the Executive Officers of the Company named in the Summary Compensation Table on page 9. The actual payout of any awards reflected in the table below is conditioned upon the achievement of certain performance criteria over the three-year performance cycle commencing January 1, 1996 and ending December 31, 1998. No awards were paid pursuant to the LTIP to any Executive Officers in respect of the 1994-1996 performance cycle.

       LONG-TERM MANAGEMENT INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                          ESTIMATED FUTURE
                                                             PAYMENTS(1)
                                                     ---------------------------
                                             (C)
             (A)                  (B)    PERFORMANCE    (D)      (E)      (F)
                               NUMBER OF  OR OTHER
                                SHARES,    PERIOD
                               UNITS OR     UNTIL
                                 OTHER   MATURATION  THRESHOLD  TARGET  MAXIMUM
             NAME              RIGHTS(#)  OR PAYOUT  ($ OR #)  ($ OR #) ($ OR #)
             ----              --------- ----------- --------- -------- --------
John N. Palmer................   -- (2)    1996-98   $144,502  $289,004 $578,007
John T. Stupka................   -- (2)    1996-98    100,000   200,000  400,000
Jai P. Bhagat.................   -- (2)    1996-98     92,002   184,004  368,007
John E. Welsh III.............   -- (2)    1996-98     91,875   183,750  367,500
Robert Kaiser.................   -- (2)    1996-98     53,750   107,500  215,000
Leonard G. Kriss..............   -- (2)    1996-98     72,627   145,254  290,507
Calvin C. LaRoche.............   -- (2)    1996-98     62,500   125,000  250,000

--------
(1) The Estimated Future Payments at the threshold, target and maximum levels represent the stated amount of awards under the LTIP (the "Stated Amount") which are calculated by multiplying 25%, 50% and 100%, respectively, by the participant's average annual cash compensation, excluding bonuses, over the performance cycle. For purposes of this table, it has been assumed that average annual cash compensation for each Executive Officer named in the table equals cash compensation, excluding bonuses, paid to such Executive Officer in the last fiscal year, (except for Messrs. Stupka and Kaiser whose average annual cash compensation was assumed to be $400,000 and $215,000, respectively). Awards under the LTIP for the 1996-1998 performance cycle will be earned if (a) the Company's total return to stockholders ("TRS") over the performance cycle exceeds the rate of return on a three-year United States Treasury Bill over the performance cycle, assuming such United States Treasury Bill had been purchased on the first day of the performance cycle and (b) the Company's TRS meets or exceeds certain levels of the TRS of a group of companies included in the telecommunications industry group ("TII Group") that includes all companies

   (other than the Company) listed in SIC #4812 (Radio Telephone Communications). The target amount will be earned if the Company's TRS during the 1996-1998 performance cycle equals or exceeds the 75th percentile of the TRS for the same period of the TII Group. The threshold and maximum amounts will be earned if the Company's TRS for such performance cycle equals or exceeds the 50th and 90th percentiles of the TRS of the TII Group for the same period, respectively. Awards will be interpolated to reflect the incremental attainment of performance criteria between the threshold, target and maximum levels. These award levels may be modified, under certain circumstances, as the Compensation Committee deems appropriate and advisable. See also "Change in Control Arrangements."
(2) If earned, awards will be payable at the end of the 1996-1998 performance cycle in cash, shares of Common Stock and/or stock options, as determined by the Compensation Committee. The cash and Common Stock components of an award, if any, will be paid in three equal annual installments beginning no later than April 15 of the year following the end of the performance cycle. The stock option component of an award, if any, will be deemed granted as of April 15 of the year following the end of the performance cycle for which the award is made and will vest as to 100% of the shares of Common Stock covered thereby one year after the date of grant. The Common Stock component of an award will vest in full when paid. If applicable, the number of shares of Common Stock subject to options constituting the stock option component of an award shall be determined by dividing that percentage of the Stated Amount of such award payable in options, as determined by the Compensation Committee, by the average closing price of the Common Stock for the last 45 trading days of the last calendar year (the "Average Closing Price") in the performance cycle for which the award is made. The exercise price of such options shall be the Average Closing Price. Accordingly, such options can only be profitably exercised to the extent the market price of the Common Stock subsequent to the vesting of the options exceeds the Average Closing Price. If applicable, the number of shares of Common Stock constituting the Common Stock component of an award shall be determined by dividing that percentage of the Stated Amount of the award payable in shares of Common Stock by the Average Closing Price.

COMPENSATION OF DIRECTORS

  Directors who are officers of the Company receive no additional compensation for serving on the Board. Directors who are not officers of the Company receive an annual fee of $10,000 and an additional fee of $600 for each Board and committee meeting attended. In addition, each of the Directors who are not officers of the Company received options to purchase shares of the Company's Common Stock at the time of their election to the Board of Directors having an exercise price equal to the closing price for the Common Stock as of the date of such election. Messrs. Haley Barbour, Gregory B. Maffei, R. Gerald Turner and John E. Welsh III were each granted options to purchase 50,000 shares of Common Stock and Mr. E. Lee Walker and Dr. R. Faser Triplett were each granted options to purchase 70,000 shares of Common Stock at the time of their election as Directors.

EMPLOYMENT AGREEMENTS

  John N. Palmer serves as Chairman of the Board of the Company for a seven-year term pursuant to an employment agreement with the Company that was initially effective as of April 4, 1989. The Company also has entered into employment agreements with (i) John T. Stupka and Jai P. Bhagat which provide for Mr. Stupka's employment as President and Chief Executive Officer and Mr. Bhagat's employment as Vice Chairman of the Company for five-year terms that commenced as of August 1, 1996 and April 4, 1989, respectively; (ii) Robert Kaiser which provides for his employment as Senior Vice President-Finance and Chief Financial Officer of the Company for a three-year term that commenced as of August 15, 1996; and (iii) Leonard G. Kriss, Calvin C. LaRoche and John E. Welsh III which provide for their employment as Senior Vice President, General Counsel and Secretary, Senior Vice President and Vice Chairman, respectively, of the Company for two-year terms that commenced as of February 1, 1993, June 1, 1994 and December 13, 1992, respectively. Each employment agreement between the Company and its officers described above provides for a one-year automatic extension of the term at the end of each year during the term unless the Company or such officer elects not to have the term so extended. In October 1996, the Compensation Committee of the Board of Directors of the Company determined to eliminate the automatic renewal clause in each of the employment agreements at the earliest practicable date.

  The employment agreements described above provide for annual cost of living adjustments, in some cases after fixed increases during the initial years of such employment agreements. Such agreements also provide that the Compensation Committee may authorize increases in such Executive Officers' salaries in lieu of the annual cost of living increase. See "Compensation of Directors and Executive Officers--Compensation Committee Report on Executive Compensation." In the event of an Executive Officer's disability during the term of the agreement, monthly payments of approximately 60% of such Executive Officer's monthly salary (up to a maximum of $6,000) will be made to such Executive Officer for the longer of 42 months or the duration of such disability. These disability payments are funded by insurance with respect to all Executive Officers except Mr. Palmer whose disability payments are the direct obligation of the Company. The disability payments are also the direct obligation of the Company in the event Mr. Kaiser becomes totally disabled prior to July 15, 1997.

CHANGE IN CONTROL ARRANGEMENTS

  The 1990 Executive Incentive Plan provides that all outstanding stock options granted thereunder will automatically become vested and exercisable in full (i) upon a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company), (ii) upon the signing of any agreement for the merger or consolidation of the Company with another corporation or for the sale of all or substantially all of the assets of the Company, (iii) upon adoption of any resolution of reorganization or dissolution of the Company by the stockholders, (iv) upon the occurrence of any other event or series of events, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of the Company, or (v) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period). In the event of a change in control of the Company, as defined in the LTIP, all proposed awards and any unvested or unpaid portion of an award under the LTIP that has been earned shall become vested, and the entire award shall be payable, as of the date of such event. For purposes of the LTIP, a change in control shall be deemed to have occurred if (i) any person becomes the beneficial owner of securities of the Company representing 30% or more of the outstanding voting power of the Company's then outstanding securities, (ii) during any period of two years, at least a majority of the Board of Directors ceases to consist of individuals who served continuously on the Board since the beginning of such period, unless the election or nomination for election of each Director during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period, (iii) the stockholders of the Company approve a merger of the Company, other than (x) a merger in which voting securities of the Company would continue to represent more than 80% of the voting power of the surviving entity or (y) a merger to effect a recapitalization of the Company in which no person acquires more than 30% of the voting power of the Company's then outstanding securities, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, the Compensation Committee of the Board of Directors consists of Mr. Walker and Dr. Triplett, neither of whom serves as an officer or employee of the Company or any of its subsidiaries. Dr. Triplett is an officer, director and a majority owner of a corporation that provides travel related services to the Company and to which the Company paid approximately $156,000 in 1996 for such services. See "Compensation of Directors" for information concerning options granted to Dr. Triplett and Mr. Walker.

CERTAIN TRANSACTIONS

  In 1994, the Company loaned Mr. Jai P. Bhagat, Vice Chairman and a Director of the Company, $400,000 on an unsecured, interest-free basis in connection with the relocation of his residence in January 1994. Mr. Bhagat repaid this loan in full in April 1996. In 1994, the Company loaned Mr. Calvin C. LaRoche, Senior Vice President of the Company, $248,000 on an unsecured, interest-free basis in connection with the relocation of his residence in September 1994. Mr. LaRoche repaid this loan in full in August, 1996. In 1995, the Company loaned Mr. Robert T. Pike, Senior Vice President-Administration of the Company, $99,000 on an unsecured, interest-free basis in connection with the relocation of his residence in December 1995. Mr. Pike repaid this loan in full in March 1996. In September 1996, the Company loaned Mr. Robert Kaiser, Senior Vice President-Finance and Chief Financial Officer of the Company, $80,000 on an unsecured, interest-free basis in connection with the relocation of his residence in September 1996. As of April 1, 1997 the outstanding principal balance of such loan was $80,000.

  In 1996, Mr. Thomas G. Barksdale, a Director of the Company, provided certain consultancy services to the Company for an annual fee of $75,000.

STOCKHOLDER RETURN PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from December 31, 1991 to December 31, 1996, with (i) the cumulative total stockholder return of companies comprising the Nasdaq Stock Market Index, (ii) the cumulative total stockholder return of a peer group of companies engaged in the wireless data messaging business, weighted by market capitalization as of the beginning of the period (the "New Peer Group"), selected by the Company solely for purposes of this comparative analysis and (iii) the cumulative total stockholder return of a peer group of companies engaged in the wireless telecommunications business, weighted by market capitalization as of the beginning of the period (the "Historical Peer Group"), originally selected by the Company for purposes of this comparative analysis in connection with the Commission's adoption of comprehensive changes to the proxy statement disclosure rules in 1992. The New Peer Group consists of American Paging, Inc., Arch Communications, Inc., MetroCall, Inc., Paging Network, Inc. and ProNet, Inc. The Historical Peer Group consists of Dial Page, Inc., Nextel Communications, Inc., Paging Network, Inc., Rogers Cantel Mobile Communications Inc. and Vodafone Group, plc. The Company believes that the New Peer Group, which consists of direct competitors of the Company, is a more representative comparison of cumulative total return to stockholders for companies engaged in the wireless data messaging business. The graph assumes $100 invested on December 31, 1991, as well as the reinvestment of any dividends. The comparisons in this table are required by the Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

              [STOCKHOLDER RETURN PERFORMANCE GRAPH APPEARS HERE]

                                            COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
                                        AMONG MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.,
                                          THE NASDAQ STOCK MARKET (US & FOREIGN) INDEX,
                                              A NEW PEER GROUP AND AN OLD PEER GROUP

                                                                       CUMULATIVE TOTAL RETURN
                                                 -----------------------------------------------------------------------
                                                   12/91       12/92         12/93       12/94        12/95      12/96
                                                 ---------    ---------    ---------   ----------   ---------   --------
MOBILE TELECOM TECH CORP               MTEL        $100          $134         $234         $188        $206       $ 82
NEW PEER GROUP                         PPEER1      $100          $144         $217         $242        $341       $184
OLD PEER GROUP                         PPEER2      $100          $ 94         $139         $137        $148       $149
NASDAQ STOCK MARKET--US & FOREIGN      INAF        $100          $116         $134         $130        $183       $224

* $100 INVESTED ON 12/31/91 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                       BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company held eight meetings during 1996. The Audit Committee of the Board of Directors, which is comprised of Messrs. Barbour, Barksdale and Maffei, held five meetings during 1996. The principal functions of the Audit Committee include the review of the results of the annual audit with the Company's independent public accountants and the review of the adequacy of the Company's internal accounting controls and practices. The Audit Committee also makes a recommendation to the Board of Directors concerning the selection of the independent public accountants to be retained by the Company. The Compensation Committee held five meetings in 1996. The Compensation Committee has been delegated certain authority by the Board of Directors with respect to matters relating to the Company's compensation plans, including the 1988 and 1990 Executive Incentive Plans, as well as the Short-Term and Long-Term Management Incentive Plans, and is responsible for determining the compensation for the Executive Officers of the Company. The Company's Board of Directors does not have a standing committee on nominations. Each director attended at least seventy-five percent (75%) of the meetings of the board of directors and the committees on which such director serves.

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors of the Company shall be divided into three classes of Directors, excluding those Directors who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation. The Company's Board of Directors is currently comprised of ten Directors, two classes consisting of three Directors each and one class consisting of four Directors. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of stockholders.

  All holders of Common Stock of the Company are entitled to participate in the election of Directors at each annual meeting. Except as otherwise required by law or established by the Board of Directors with respect to the holders of any class or series of preferred stock, the holders of Common Stock exclusively possess such voting power.

  Set forth below is information concerning the nominees for Directors to be elected at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the 1997 Annual Meeting. If any nominee for election as a Director at the 1997 Annual Meeting for any reason should become unavailable for election, or if a vacancy should occur before the election (which events are not anticipated), it is intended that the shares of Common Stock represented by the proxies will be voted for such other person as the Board of Directors of the Company shall designate.

DIRECTORS TO BE ELECTED AT THE 1997 ANNUAL MEETING

  John N. Palmer, age 62, has served as the Chairman of the Board of Directors of the Company since October 1988, acting Chief Executive Officer of the Company from January 1, 1996 to August 1, 1996 and Chief Executive Officer of the Company from October 1988 to May 1995. Mr. Palmer previously served as Chairman of the Board, President and Chief Executive Officer of Mobile Communications Corporation of America ("MCCA") from 1973 to April 1989. Mr. Palmer is also a director and member of the Executive Committee of Entergy Corporation and Deposit Guaranty National Bank, a director of Deposit Guaranty Corporation and a trustee of EastGroup Properties. In addition, Mr. Palmer serves as Vice Chairman of the National Trustees of the National Symphony Orchestra.

  Gregory B. Maffei, age 36, was elected a Director of the Company in May 1995. Mr. Maffei has been employed by Microsoft Corporation since 1993 and has served as its Vice President--Corporate Development and Treasurer since April 1994. Mr. Maffei also served as a director and Executive Vice President and Chief Financial Officer of Pay 'N Pak Stores, Inc. from January 1991 to August 1992. Mr. Maffei also serves as a director of Citrix Systems, Inc.

  John E. Welsh III, age 46, has served as Vice Chairman of the Company since May 1995, acting Chief Financial Officer of the Company from February 1996 to August 1996, Managing Director of the Company since December 1992 and as a Director of the Company since September 1992. Mr. Welsh was a principal in Seaport Capital, Inc., a financial advisory and merchant banking firm, from January 1992 to December 31, 1994. Mr. Welsh also serves as a director of York International Corporation.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE 1997 ANNUAL MEETING

  Haley Barbour, age 49, was elected a Director of the Company in September 1992. Mr. Barbour was the Chairman of the Republican National Committee from January 1993 until January 1997 and has been an attorney in Washington, D.C. and Yazoo City, Mississippi for approximately twenty years. Mr. Barbour also serves as a director of Deposit Guaranty National Bank and the Mississippi Chemical Corporation. Mr. Barbour's term as a Director of the Company expires at the 1998 Annual Meeting.

  Thomas G. Barksdale, age 59, has served as a Director of the Company since October 1988. Mr. Barksdale has served as a member of the State of Mississippi Oil and Gas Board since 1992 and was elected Vice Chairman of such Board in May 1994. Mr. Barksdale served as President and Chief Operating Officer of the Company from December 1988 to December 1989. Mr. Barksdale's term as Director of the Company expires at the 1999 Annual Meeting.

  Jai P. Bhagat, age 50, has served as Vice Chairman of the Company since May 1995 and as Executive Vice President and a Director since October 1988. Mr. Bhagat is a past Chairman and currently serves on the Executive Committee of the Board of Directors of the Personal Communications Industry Association, a national association representing the mobile telecommunications industry, and also serves as a director of Mtel Latin America, Inc. Mr. Bhagat's term as a Director of the Company expires at the 1998 Annual Meeting.

  John T. Stupka, age 47, has served as President and Chief Executive Officer of the Company since August 1, 1996. Prior to joining the Company, Mr. Stupka served as Senior Vice President-Strategic Planning of SBC Communications, Inc. from August 1995 to August 1996 and as President and Chief Executive Officer of Southwestern Bell Mobile Systems, Inc. from November 1985 to August 1995. Mr. Stupka is also a director of CellStar Corp. Mr. Stupka's term as a Director of the Company expires at the 1999 Annual Meeting.

  R. Faser Triplett, M.D., age 64, has been a Director of the Company since May 1989. Dr. Triplett has been a practicing physician in Jackson, Mississippi since 1966. Dr. Triplett is also a director of Cal Maine Foods, Inc. Dr. Triplett's term as a Director of the Company expires at the 1998 Annual Meeting.

  R. Gerald Turner, age 51, has been the President of Southern Methodist University since June 1995. Dr. Turner was previously the Chancellor of the University of Mississippi from June 1984 until May 1995. Dr. Turner is also a Director of J.C. Penny, Inc., ChemFirst, Inc. and River Oaks Furniture, Inc. Dr. Turner's term as a Director of the Company expires at the 1998 Annual Meeting.

  E. Lee Walker, age 54, is a private investor and has served as a Director of the Company since October 1988. From June 1986 to March 1990, Mr. Walker served as President and Chief Operating Officer of Dell Computer Corp., a computer manufacturer located in Austin, Texas. Mr. Walker also serves as a director of Intelliquest Information Group, Inc. Mr. Walker's term as a Director of the Company expires at the 1999 Annual Meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP served as the auditors of the Company for the year ended December 31, 1996, and is serving in such capacity for the year ending December 31, 1997. Representatives of the firm of Arthur Andersen LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholders who wish to submit a proposal for consideration at the 1998 Annual Meeting should submit the proposal in writing to the Company at the address set forth on page 1 of this Proxy Statement. A proponent of a proposal is required to have been a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock of the Company for a period of at least one year and must continue to own such securities through the date on which the 1998 Annual Meeting is held. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within 21 days after receiving such request. Proposals must be received by the Company on or before December 17, 1997 for inclusion in next year's proxy materials. Stockholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act.

                                 MISCELLANEOUS

  The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the 1997 Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

  The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to stockholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram. The Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies in connection with the 1997 Annual Meeting. The Company has agreed to pay Beacon Hill Partners, Inc. a fee of $3,000 plus reasonable out-of-pocket expenses for such services.

                                          By Order of the Board of Directors

                                          /s/ Leonard G. Kriss
                                          ----------------------------------
                                          Leonard G. Kriss
                                          Secretary

Jackson, Mississippi
April 16, 1997

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                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                  ANNUAL MEETING OF STOCKHOLDERS--MAY 22, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Leonard G. Kriss and Robert T. Pike and each of them as Proxies and authorizes them to represent and vote all the shares of Common Stock of Mobile Telecommunication Technologies Corp. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 1997 and at any adjournment thereof (i) as designated below for the election of the Directors and (ii) at the discretion of said Proxies on such other matters as may properly come before such Annual Meeting.

1. Election of John N.           [_FOR]           [_WITHHOLD]
   Palmer, Gregory B.              all              vote for
   Maffei and John E.              nominees         all
   Welsh III                                        nominees

WITHHELD FOR (Write that nominee's name in the space provided below.)
-------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS SET FORTH BELOW.

                                (Continued and to be signed on the reverse side)

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  IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NOT
SPECIFIED, WILL BE VOTED FOR THE NOMINEES IN ITEM 1.

                                             ----------------------------------
                                             Signature(s)
                                             ----------------------------------
                                             (If held jointly, each joint
                                             owner should sign.)
                                             Date _____________________________

                                             PLEASE MARK, DATE AND SIGN
                                             EXACTLY AS THE NAME APPEARS
                                             HEREIN AND RETURN THIS PROXY CARD
                                             IN THE ENCLOSED ENVELOPE. PERSONS
                                             SIGNING AS EXECUTORS,
                                             ADMINISTRATORS, TRUSTEES, ETC.
                                             SHOULD SO INDICATE. IF JOINT
                                             ACCOUNT, EACH JOINT OWNER SHOULD
                                             SIGN. IN THE CASE OF A
                                             CORPORATION OR PARTNERSHIP, THE
                                             FULL NAME OF THE ORGANIZATION
                                             SHOULD BE USED AND THE SIGNATURE
                                             SHOULD BE THAT OF A DULY
                                             AUTHORIZED OFFICER OR PARTNER.